UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 07/16/2020

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-15701

Delaware	84-1007839
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1535 Faraday Avenue, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

760-736-7700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	NAII	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Adoption of Non-Qualified Incentive Plan

Effective July 16, 2020, the Board of Directors of Natural Alternatives International, Inc. (the “Company”) adopted the Company’s Non-Qualified Incentive Plan (the "Plan"). The purpose of the Plan is to enhance the long-term stockholder value of the Company by offering opportunities to directors, officers, employees and eligible consultants of the Company (“Participants”) to receive a cash award that may be subject to conditions precedent or subsequent that must be met before the Company is obligated to make the payment. The purpose of the Plan is to provide to the Human Resources Committee and the Board of Directors the ability to make deferred cash payments or other cash awards in order to encourage Participants to serve the Company or to remain in the service of the Company, or to assist the Company to achieve results determined by the Human Resources Committee or the Board of Directors to be in the Company's best interest.

The Plan provides for the Human Resources Committee or the Board of Directors to award and administer unsecured and deferred cash awards subject to whatever conditions are determined by the Human Resources Committee or the Board of Directors with each award. The terms, of each award, including the amount and any conditions that must be met to be entitled to payment of the award, are set forth in an Award Agreement. The Plan provides the Board of Directors with the discretion to set aside assets to fund the Plan although that has not been done to date.

The above description of the Non-Qualified Incentive Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the Non-Qualified Incentive Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Initial Awards Granted under the Non-Qualified Incentive Plan

On July 16, 2020, the Company issued deferred cash awards to various officers, directors and employees of the Company pursuant to the Plan, each providing for a cash payment to the Participant one third of which shall be paid on the one year, and two year, and three year anniversary of the date of the award, provided on the date of payment the Participant has been since the date of the award, and continues to be a member of the Board of Directors, or an employee of the Company. In the event a Participant ceases to be an employee of the Company or a member of the Board of Directors of the Company prior to any remaining date of payment no further payments shall be made in connection with the award.

The July 16, 2020 Awards and the Participants are shown below:

	Total
	Deferred Cash Award	Dates of Payment of One-third of the Total Award
Name

Each of the Five Non-Employee Directors	$90,000	July 16, 2021, 2022, 2023

Mark LeDoux Chairman and Chief Executive Officer	$150,000	July 16, 2021, 2022, 2023

Kenneth E. Wolf President, Chief Operating Officer, Secretary	$120,000	July 16, 2021, 2022, 2023

Michael E. Fortin Chief Financial Officer	$90,000	July 16, 2021, 2022, 2023

Eugene Quast Vice President Global Sales	$60,000	July 16, 2021, 2022, 2023

Andrea Lester Vice President Global Quality	$60,000	July 16, 2021, 2022, 2023

James Guase Vice President Operations	$60,000	July 16, 2021, 2022, 2023

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Non-Qualified Incentive Plan effective as of July 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc. a Delaware corporation

By:	/s/ Michael E. Fortin
Michael E. Fortin, Chief Financial Officer Date: July 20, 2020